 U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JUPITER RESOURCES INC.

 (Exact name of Registrant as specified in its charter)

NEVADA	1000	Pending
(State or other jurisdiction of incorporation or organization)	(Standard Industrial Classification)	(IRS Employer Identification Number)

JUPITER RESOURCES INC.
Noah Kruse, President
Suite 98-1446 West 13 Ave
Vancouver, British Columbia
Canada	V6H 1N9
(Name and address of principal	(Zip Code)
executive offices)

Registrant's telephone number,
including area code:	(604) 537-9788
Fax: (604) 537-3406

Approximate date of commencement of
Proposed sale to the public:
as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following.

[   ]

CALCULATION OF REGISTRATION FEE

TITLE OF	AMOUNT TO	PROPOSED	PROPOSED	AMOUNT OF
EACH CLASS	BE	MAXIMUM	MAXIMUM	REGISTRATION
OF	REGISTERED	OFFERING	AGGREGATE	FEE (2)
SECURITIES		PRICE PER	OFFERING
TO BE		SHARE (1)	PRICE (2)
REGISTERED
Common Stock	2,000,000 shares	$0.01	$20,000	$2.14

(1) Based on the last sales price on June 28, 2007.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated December 19,  2007

Agent for service of process:

Empire Stock Transfer Inc.

2470 St. Rose Parkway, Suite 304

Henderson, NV 89075

PROSPECTUS

JUPITER RESOURCES INC.

COMMON STOCK

----------------

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

----------------

The purchase of the securities offered through this prospectus involves a high degree of risk.  SEE SECTION ENTITLED “RISK FACTORS ON PAGES 6 – 9.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

----------------

The Date of This Prospectus Is: December 19, 2007

Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to be in the business of mineral property exploration. To date, we have not conducted any exploration on our sole mineral property, the Elton property, located in British Columbia, Canada.  We own a 100% interest in the one mineral claim comprising the Elton property.  We purchased this claim from Helen Louise Robinson of Vernon, British Columbia for a cash payment of $7,500.

Our objective is to conduct mineral exploration activities on the Elton property in order to assess whether it possesses economic reserves of silver or copper.  We have not yet identified any economic mineralization on the property.  Our proposed exploration program is designed to search for an economic mineral deposit.

There is currently no public market for our common stock and no certainty that a market will develop.  If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

We were incorporated on June 15, 2006 under the laws of the state of Nevada.  Our principal offices are located at Suite 98-1446 West 13 Avenue, Vancouver, British Columbia, Canada.  Our telephone number is 604-537-9788.

The Offering:

Securities Being Offered	Up to 2,000,000 shares of common stock.

Offering Price	The selling shareholders will sell our shares at $0.01 per
share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms Of the Offering	The selling shareholders will determine when and how
they will sell the common stock offered in this prospectus.

Termination Of the Offering	The offering will conclude when all of the 2,000,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued and to be Issued	7,000,000 shares of our common stock are issued and
outstanding as of the date of this prospectus. All of the
common stock to be sold under this prospectus will be sold by existing shareholders.

Use Of Proceeds	We will not receive any proceeds from the sale of the
common stock by the selling shareholders.

Summary Financial Information

Balance Sheet	August 31, 2007 (unaudited)	May 31, 2007 (audited)
Cash	$10,695	$5,721
Total Assets	$10,695	$5,721
Liabilities	$795	$6,000
Total Stockholders’ Equity	$9,900	$(279)

Statement Of Loss and Deficit

From Incorporation on June 15, 2006 to August 31, 2007 (unaudited)

Revenue	$0
Net Loss	$(15,100)

Risk Factors

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

As of August 31, 2007 we had cash in the amount of $10,695.  We currently do not have any operations and we have no income.  As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the Elton property.  While we have sufficient funds on hand to conduct the Phase One exploration program on the property, estimated to cost $6,020, we do not have sufficient funds to complete Phase Two of the intended exploration plan, estimated to cost $9,425, and therefore we will need to obtain additional financing in order to complete even this aspect of our business plan. In addition, we may require even more additional financing in order to determine whether the property contains economic mineralization. We will also require additional financing if the costs of the exploration of the Elton property are greater than anticipated.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete.  We do not currently have any arrangements for financing and may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market price for silver, and investor acceptance of our property and general market conditions.  These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders.  The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the Elton property to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced exploration on the Elton property. Accordingly, we have no way to evaluate the likelihood that our business will be successful.  We were incorporated on June 15, 2006 and to date have been involved primarily in organizational activities and the acquisition of our mineral property.  We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Elton property and the production of minerals from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.  If we determine that the Elton property does not contain any reserves and that we are unable to complete our business plan with respect to the claims, we intend to acquire an interest or interests in additional mineral claims for exploration purposes.  Additional acquisitions will depend upon our ability to raise additional funding through our sale of common stock.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claims containing economic mineralization or reserves is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk.  In all probability, the Elton property does not contain any reserves and funds that we spend on exploration will be lost.  As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED. OUR INDEPENDENT AUDITOR HAS RAISED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The Independent Auditor's Report to our audited financial statements for the period ended May 31, 2007 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern.  Such factors identified in the report are that we have incurred losses since our inception, we have not yet been successful in establishing profitable operations, and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards.  As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure.  The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE ELTON PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Elton property does not contain any known bodies of mineralization. If our exploration programs are successful in establishing copper and silver of commercial tonnage and grade, we will require additional funds in order to place the property into commercial production.  We may not be able to obtain such financing.

BECAUSE OUR SOLE DIRECTOR OWNS 71.43% OF OUR OUTSTANDING COMMON STOCK, HE WILL HAVE SIGNIFICANT INFLUENCE OVER CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS.

Our sole director owns approximately 71.43% of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. The interests of our director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Although our director has a fiduciary duty to act in the best interests of the corporation and shareholders in making corporate decisions, he may vote his shares as he wishes in respect of any shareholder resolution.

BECAUSE OUR PRESIDENT AND SECRETARY HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Koah Kruse spends approximately 20% of his business time providing his services to us.  While Mr. Kruse presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Kruse from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

BECAUSE MANAGEMENT HAS NO EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Our sole director, Koah Kruse, does not have any technical training in the field of geology and specifically in the areas of exploring for, starting and operating a mine.  As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants.  As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. His decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement, of which this prospectus forms a part.  Our shares may never trade on the bulletin board.  If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act.  The shares will remain penny stock for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Please refer to the “Plan of Distribution” section for a more detailed discussion of penny stock and related broker-dealer restrictions.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination Of Offering Price

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price, based upon the price of the last sale of our common stock to investors. The price of the shares that we are offering was arbitrarily determined and bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were our lack of operating history, our relative cash requirements, and the fact that we had completed the purchase of the Elton property from Ms. Robinson.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 2,000,000 shares of common stock offered through this prospectus.  These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The 2,000,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 was completed on June 28, 2007.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1. the number of shares owned by each prior to this offering;

2. the total number of shares that are to be offered for each;

3. the total number of shares that will be owned by each upon completion of the offering; and

4. the percentage owned by each upon completion of the offering.

#

Name of Selling Stockholder	Shares Owned Prior To This Offering	Total Number of Shares To Be Offered For Selling Shareholders Account	Total Shares Owned Upon Completion Of This Offering	Percent Owned Upon Completion Of This Offering
Peter Oszcygiel 203-4160 Albert Street Burnaby, V5C 6K2	100,000	100,000	Nil	Nil
Aydin Kilie 3404 Garden Drive Vancouver, BC V5N 4Y5	50,000	50,000	Nil	Nil

#

Name of Selling Stockholder	Shares Owned Prior To This Offering	Total Number of Shares To Be Offered For Selling Shareholders Account	Total Shares Owned Upon Completion Of This Offering	Percent Owned Upon Completion Of This Offering
Travis Chad Forman 100-5811 Cooney Road Richmond, BC V6X 3M1	50,000	50,000	Nil	Nil
Kamiel Schwartz 1005-30 Holly Street Toronto, ON M4S 3C2	100,000	100,000	Nil	Nil
Nathaniel Ganapathi 2737 W. 21st Avenue Vancouver, BC V6L 1K4	50,000	50,000	Nil	Nil
Camille Margesson 1-2556 West 4th Avenue Vancouver, BC V6K 1P6	50,000	50,000	Nil	Nil
Sami Kruse 3780 West Broadway Vancouver, BC V6R 2C1	50,000	50,000	Nil	Nil
Jonathan Bell 904-1420 West 11th Av Vancouver, BC V6H 1L2	50,000	50,000	Nil	Nil
Julie Pecarski 508-1945 Barclay Street Vancouver, BC V6G 1L2	50,000	50,000	Nil	Nil
Irena Sakic 403-2088 Madison Avenue Burnaby, BC V5C 6T5	100,000	100,000	Nil	Nil
Tammy Gaskell 5-1483 Beach Avenue Vancouver, BC V6G 1Y3	50,000	50,000	Nil	Nil
Natasha Bell 4102-1408 Strathmore Mews Vancouver, BC V6Z 3A9	50,000	50,000	Nil	Nil
Sharlene Wark 4-3750 Edgemont Blvd. North Vancouver, BC V7R 2P7	50,000	50,000	Nil	Nil

#

Name of Selling Stockholder	Shares Owned Prior To This Offering	Total Number of Shares To Be Offered For Selling Shareholders Account	Total Shares Owned Upon Completion Of This Offering	Percent Owned Upon Completion Of This Offering
Norman Wu 2833 Adanac Street Vancouver, BC V5K 2N2	50,000	50,000	Nil	Nil
Nicola Potter 202-2225 W. 8th Avenue Vancouver, BC V6K 2A6	50,000	50,000	Nil	Nil
Seva Roberts 2228 Yew Street, West Vancouver, BC V6K 3G9	100,000	100,000	Nil	Nil
Christopher L. McCann 10482 Glenbrook Grove Surrey, BC V4N 1W9	100,000	100,000	Nil	Nil
Yuka Akaike 537 Yale Road Pt. Moody, BC V3H 3L4	50,000	50,000	Nil	Nil
Morgan Breuer 3225 W. 5th Avenie Vancouver, BC V6K 1V3	50,000	50,000	Nil	Nil
Brendhan Stowe 706 W. 19th Avenue Vancouver, BC V5Z 1X2	50,000	50,000	Nil	Nil
Linda Canderle 303-205 10th Avenue E. Vancouver, BC V5T 4V6	100,000	100,000	Nil	Nil
Ross Hwang 5590 Lane Street Burnaby, BC V5N 2N5	50,000	50,000	Nil	Nil
Alex Wong 883 E. 53rd Avenue Vancouver, BC V5X 1K7	50,000	50,000	Nil	Nil
Jillian Jensen 2322 Heather Street Vancouver, BC V5Z 4R6	100,000	100,000	Nil	Nil
OlivierSpilborghs 5763 198th Street, Unit 104 Langley, BC V3A 1G5	50,000	50,000	Nil	Nil

Name of Selling Stockholder	Shares Owned Prior To This Offering	Total Number of Shares To Be Offered For Selling Shareholders Account	Total Shares Owned Upon Completion Of This Offering	Percent Owned Upon Completion Of This Offering
Daniel Ramzan Suite 311-5420 Jellicoe Street Vancouver, BC V5S4T1	50,000	50,000	Nil	Nil
Taresh Sachithanandan 1015 E. 15th Avenue Vancouver, BC V5T 2S4	50,000	50,000	Nil	Nil
Amelia Butler 7376 Blenheim Street Vancouver, BC V6N 1S3	100,000	100,000	Nil	Nil
Mike Weibe 2605 West 10th Avenue Vancouver, BC V6K 2J8	100,000	100,000	Nil	Nil
Rownan Hicks 7429 Angus Drive Vancouver, BC V6P 5K1	100,000	100,000	Nil	Nil

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 7,000,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

(1)

has had a material relationship with us other than as a shareholder at any time within the past three years;

(2)

has ever been one of our officers or directors; or

(3)

has the right to acquire any shares with sixty days from options, warrants, rights, conversion privileges, or similar obligations.

Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.  The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals, brokers or dealers, who may act as agent or acquire the common stock as principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so while acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders.

Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock.  These are estimated to be approximately $11,700. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.

Not engage in any stabilization activities in connection with our common stock;

2.

Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.

Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

*

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

*

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

*

contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for  penny stocks and the significance of the spread between the bid and ask price;

*

contains a toll-free telephone number for inquiries on disciplinary actions;

*

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

*

contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

*

with bid and offer quotations for the penny stock;

*

details of the compensation of the broker-dealer and its salesperson in the transaction;

*

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

*

monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 2470 St. Rose Parkway, Suite 304, Henderson, NV 89075.

Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director	Age
Noah Kruse	32

Executive Officers:

Name of Officer	Age	Office
Noah Kruse	32	President, Chief Executive Officer, Secretary, Treasurer, Principal Accounting Officer and a Director

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. Koah Kruse has acted as our President, Chief Executive Officer, Secretary, Treasurer, Principal Accounting Officer and as a director since our incorporation on June 15, 2006.  Since October 31, 2000 he has been President, sole Director and sole shareholder of Combustion Productions Inc., a British Columbia company providing production and post-production services and equipment rentals to the film industry.

Mr. Kruse does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr. Kruse intends to devote 20% of his business time per week to our affairs.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Conflicts of Interest

We do not have any written procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group.  Except as otherwise indicated, all shares are owned directly, and each of the shareholders listed below has sole voting and investment power over the shares beneficially owned and does not share this beneficial ownership with any other person.

Title of Class	Name and address of beneficial owner	Amount of beneficial ownership (1)	Percent of class
Common Stock	Koah Kruse President, Chief Executive Officer Secretary, Treasurer, Principal Accounting Officer, and Director, Suite 98-1446 West 13 Ave., Vancouver, BC, Canada	5,000,000	71.43%
Common Stock	All officers and directors as a group that consists of one person	5,000,000	71.43%

The percent of class is based on 7,000,000 shares of common stock issued and outstanding as of the date of this prospectus.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to securities. Shares of Common Stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of the date of this prospectus, are deemed beneficially owned and outstanding for the purpose of computing the percentage of the person holding such securities, but are not considered outstanding for the purpose of computing the percentage of any other person, except with respect to group totals.

Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of December 18, 2007, there were 7,000,000 shares of our common stock issued and outstanding that are held by 31 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Two persons present and being, or representing by proxy, shareholders are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant.  Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Michael T. Studer, CPA PC, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Otherwise, no expert or counsel has given an opinion or assisted in the preparation of our registration statement. No counsel or expert has acted as a promoter of our company or the offering.

Disclosure Of Commission Position Of Indemnification For Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position.  The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court's decision.

Organization Within Last Five Years

We were incorporated on June 15, 2006 under the laws of the state of Nevada.  On that date, Koah Kruse was appointed as President, Secretary, Chief Executive Officer, Principal Accounting Officer and director.

No promoter has received, or has an agreement to receive, anything of value, directly or indirectly, from us.

Description Of Business

In General

The following terms in this prospectus have the meanings indicated:

Argillite:  is a fine-grained sedimentary rock composed predominantly of indurated clay particles. Argillites are basically lithified muds and oozes. They contain variable amounts of silt- sized particles.

Assay: is a method used to test the composition of a mineral.

Atomic Absorption methods of assaying:  is a process of fire assay that is performed with the use of ultrasound.

Besshi-type volcanogenic massive sulphide (VMS) deposits:  are named after deposits on the southern Japanese island of Shikoku. These deposits generally contain lower base metal concentrations than other volcanogenic massive sulphides and are viewed as low-grade copper deposits; the zinc grade is typically too low to be mined economically. These deposits do, however, often contain cobalt, which can be of economic grade, and some have economically recoverable precious metals.

Chalcopyrite:  is a copper iron sulfide mineral. It has the chemical composition CuFeS2.

Claims:  means a portion of mining ground held under the Canadian Provincial laws, by a company, by virtue of a specific location, and recorded with the Canadian Provincial Government as to the rights to explore the mineral thereon.

Diamond drilling:  entails a professional using a drilling motor with a diamond tipped coring bit to drill through hard and robust materials.

Economically feasible:  means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material. We cannot predict what that will be until we find mineralized material.

Fire Assaying:  is a process used to separate noble metals such as gold or silver from base metals such as led. It is often used to assay gold in order to test its purity. It was formerly the usual process for extracting silver from lead.

Geochemical surveying:  is the search for mineral deposits by measuring the chemical composition of rocks and soils, using assaying, to find an area anomalous in the commodity sought, or in elements known to be associated with the type of mineralization sought.

Geophysical surveying:  is the search for mineral deposits by measuring the physical property of near-surface rocks, and looking for unusual responses caused by the presence of mineralization. Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured. Geophysical surveys are applied in situations where there is insufficient information obtainable from the property surface to allow informed opinions concerning the property’s merit.

Grab samples:  are soil samples or pieces of rock that appear to contain precious metals such as silver or silver, or industrial metals such as copper and nickel.

Lithification:  is the process in which sediments compact under pressure, and gradually become solid rock.

Magnetometer:  is a scientific instrument used to measure the strength and/or direction of the magnetic field in the vicinity of the instrument. Magnetometers are used in geophysical surveys to find deposits of iron because they can measure the magnetic field variations caused by the deposits.

Mineralization:  is the accumulation of high concentrations of valuable elements, such as silver, silver, and copper, in rock and soil.

Mineral deposit:  is used to designate a natural occurrence of a useful mineral, or an ore, in sufficient extent and degree of concentration to invite exploration.

Prospecting:  involves analyzing rocks on the property surface with a view to discovering indications of potential mineralization.

Pyrite, or iron pyrite:  is iron sulfide, FeS2. Its metallic luster and pale-to-normal, brass -yellow hue have earned it the nickname fool's silver due to many miners mistaking it for the real thing, though small quantities of actual silver are sometimes found in pyrite.

Quartz:  is the second most common mineral on the Earth’s continental crust.

Sampling:  involves gathering rock and soil samples from property areas with the most potential to host economically significant mineralization. All samples gathered are sent to a laboratory where they are crushed and analyzed for metal content.

Trenching:  involves removing surface soil using a backhoe or bulldozer. Samples are then taken from the bedrock below and analyzed for mineral content.

Volcanogenic massive sulfide ore deposits or VMS:  are a type of metal sulfide ore deposit, mainly copper-zinc which are associated with and created by volcanic -associated hydrothermal events in submarine environments. As a class, they represent a significant source of the world's copper, zinc, gold, silver and lead ores.

We intend to commence operations as an exploration stage company. We will be engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility.  We own a 100% interest in one mineral claim known as the Elton property. There is no assurance that a commercially viable mineral deposit exists on the property.  Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined.

Our plan of operation is to conduct exploration work on the Elton property in order to ascertain whether it possesses economic quantities of silver or copper.  There can be no assurance that economic mineral deposits or reserves exist on the Elton property until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible.

Even if we complete our proposed exploration programs on the Elton property and they are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Description, Location and Access

The Elton property is centred at latitude 50° 30’ N and longitude 119° 29’ W within BCGS Map Sheets 82L.043 and 053 and National Topographic System (NTS) Map Sheets 082M/11W. The property is located 5 kilometers east of Faulkland, British Columbia and approximately 30 kilometers northwest of Vernon, British Columbia.

Access to the property can be gained via road from Highway 97N  south of Falkland. From Highway 97 the property is accessible via the Bolean Lake and Spanish Lake roads. Old logging roads provide good access on the property.

The nearest major supply centre is Vernon, British Columbia, 30 kilometers to the southeast, where supplies and services adequate to explore the property can be found.

The claim area largely covers a southwesterly facing steep slope along Warren Creek. Elevations range from around 800 meters on Warren Creek, near the southeast corner of the claim, to in excess of 1500 meters at the northeast corner of the claim. The area of the claim has been previously logged and contains a number of old logging roads that allow access.

The area is subjected to moderate to heavy snowfall during the winter months but should be normally snow free by late April due to its southwest facing aspect.

Elton Property Staking and Purchase Agreement

On March 27, 2007, we entered into an agreement with Ms. Helen Louise Robinson of Vernon, British Columbia, whereby she agreed to sell to us one mineral claim located approximately 30 kilometers northwest of Vernon, British Columbia in an area having the potential to contain silver or copper mineralization or deposits.  In order to acquire a 100% interest in this claim, we paid $7,500 to Ms. Robinson.

Exploration History

The only reported work on the Elton property was carried out in 1973 on behalf of the El Paso Mining and Milling Company.

The 1973 program comprised the collection of 64 meters of rock chip samples collected from a 107 meter bulldozer trench and soil sampling. In total 722 samples were reported collected, although it is uncertain if this total comprises soils or a combination of soils and rocks. All samples were assayed for copper, molybdenum and silver by atomic absorption methods.

Mineralization

Previous exploration on the Elton claim  was focused on copper mineralization.

Copper mineralization was exposed in a 350-foot (107 meters) bulldozer trench at 3550 feet (1080 meters) elevation in the southwest corner of the former AB 9 claim. Here chalcopyrite and pyrite are reported as variably disseminated through bands of quartz biotite gneiss with the mineralized bands constituting about 30% of the total exposure. The mineralized section was interpreted as representing a more arenaceous lens in the predominantly argillaceous sequence. A little chalcopyrite and pyrite also occur in an impure limestone outcrop, about 2000 feet (610 meters) NNE of the trench.

The best assays obtained in trenching were 50 feet (15 meters) of 0.21% copper and 10 feet (3 meters) of 0.74% copper. The mineralized section was reportedly exposed over a width of 300 feet (91 meters) in the trench, which would represent a true width of about 180 feet (55 meters).

Geological Assessment Report: Elton Property

We have obtained a geological summary report on the Elton property that was prepared by Mr. Thomas H. Carpenter, a consulting geologist in mineral exploration with Discovery Consultants, of Vernon, BC, Canada. He holds a Bachelor of Science degree in geology, from the Memorial University of Newfoundland, Canada. The report discusses the geology of the area surrounding and particular to the Elton property, and makes a recommendation for further exploration work.

In his report, Mr. Carpenter opines that the Elton property covers an area where anomalous silver, copper and molybdenum values have been detected in previous work that comprised trenching and soil sampling.

Mr. Carpenter advises that the best assays obtained in trenching were 50 feet (15m) of 0.21% copper and 10 feet (3m) of 0.74% copper. The mineralized section was reportedly exposed over a width of 300 feet (91m) in the trench and was interpreted to have a true width of about 180 feet (55m).

Mr. Carpenter opines that a number of soil anomalies were defined by previous work and appear to show a continuity of mineralization. He further advises that the strike of this mineralization is open to interpretation.

Mr. Carpenter states that the property is contained within rocks that are suitable for hosting Besshi-style VMS mineralization. He advises that a number of other Besshi-style occurrences in the area seem to support this interpretation, however he cautions that the Falkland area has never been systematically explored for this style of mineralization.

Conclusions

Mr. Carpenter, the author of the geological report on the Elton property, believes that the area has potential for silver or copper mineralization.

He recommends that previous showings on the Elton claim be re-examined in light of the re-interpretation of regional geology that has occurred in the area in the past quarter century since the last work on the property.

He is of the opinion that a Phase One program consisting of soil sampling should be carried out to more accurately define the location and trend of anomalous copper and silver values as well as any associated metals.

He recommends that the trench constructed during the 1973 program should be re-sampled. The existence of placer gold mineralization ten kilometers to the southeast may mean that gold values may occur with copper in the area. Gold analysis has not previously been carried out on the property.

If successful this work should be followed by trenching and/or diamond drilling to determine the cause of the anomalies. The property would likely also benefit from electromagnetic and magnetometer surveys as part of a follow-up program.

Proposed Budget for Phase One-Geological Mapping, Soil Sampling

Approximate costs for the first phase of the two phase program are as follows:

Data compilation	$500
Field personnel
Geologists: 3 days @ $600 per day	1,800
Field Technicians: 1 x 3 days @ $400 per day	1,200
Crew mobilization: hotels, meals, mileage	500
Field supplies and consumables	100
Analysis: 30 rock and soil samples @ $27.50 per sample	825
Freight and communications	50
Report, drafting, reproduction	500
Phase One management	545

Total	$6,020

Proposed Budget for Phase Two-Trenching and Geophysics

Approximate costs for the second phase of the two phase program are as follows:

Field personnel
Geologists: 2 days @ $600 per day	$1,200
Field Technicians: 1 x 3 days @ $400 per day	1,200
Magnetometer and VLM-EM survey: 4 days @ $500 per day	2,000
Crew mobilization: hotels, meals, mileage	500
Backhoe Rental	1,000
Field supplies and consumables	200
Analysis: 50 rock samples @ $27.50 per sample	1,375
Freight and communications	100
Report, drafting, reproduction	1,000
Phase One management	850

Total	$9,425

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in the Province of British Columbia, specifically.  The governmental agencies responsible for overseeing the exploration of minerals in Canada are primarily the Ministry of Natural Resources Canada and the Ministry of the Environment.  In British Columbia, the responsible government agency is the Ministry of Energy, Mines and Petroleum Resources.

Under these laws, prior to production, we have the right to explore the property, subject only to a notice of work which may entail posting a bond.  In addition, production of minerals in the Province of British Columbia will require prior approval of applicable governmental regulatory agencies. We can provide no assurance to investors that such approvals will be obtained.  The cost and delay involved in attempting to obtain such approvals cannot be known at this time.

We have budgeted for regulatory compliance costs in the proposed work program recommended by the geological report.  Such costs will be less than $500 and will consist of having any significant soil or rock that is moved during the exploration process returned to its original location.  Soil and rock movement during proposed exploration is anticipated to be negligible.

We will have to sustain the cost of reclamation and environmental mediation for all exploration (and development) work undertaken.  The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work program. However, it is anticipated that such costs will not exceed $20,000 for future exploration phases.  Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings, our competitive position or us in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in phase one because the impact on the project area is greater.  Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

-

Water discharge will have to meet water standards;

-

Dust generation will have to be minimal or otherwise re-mediated;

-

Dumping of material on the surface will have to be re-contoured and re-vegetated;

-

An assessment of all material to be left on the surface will need to be environmentally benign;

-

Ground water will have to be monitored for any potential contaminants;

-

The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

-

There will have to be an impact report of the work on the local fauna and flora.

During the exploration phase, a bond will need to be provided covering possible land disturbance.  In the case of normal fieldwork, this should be minimal.  The costs of compliance with environmental regulations in the production phase are variable and cannot be determined at this time.

Employees

We have no employees as of the date of this prospectus other than our director.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it.  We will not be a reporting issuer with the Securities & Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street,, N.W., Washington, D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

Management’s Discussion and Analysis

Plan Of Operations

Our plan of operation for the twelve months following the date of this prospectus is to complete the recommended phase one and two exploration programs on the Elton property consisting of stream sediment sampling, minor prospecting and rock sampling, followed by detailed geological mapping, sampling and prospecting. We anticipate that the program will cost approximately $15,500.00.  To date, we have not commenced exploration on the Elton property.

In the next 12 months, we also anticipate spending an additional $15,000 on professional fees and administrative expenses, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be approximately $30,500.00.

Our cash reserves are not sufficient to meet our obligations for the next twelve-month period.  As a result, we will need to seek additional funding in the near future.  We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock.  We may also seek to obtain short-term loans from our director, although no such arrangement has been made.  At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our director to meet our obligations over the next twelve months.  We do not have any arrangements in place for any future equity financing.

We do not expect to earn any revenue from operations until we have either commenced mining operations on the Elton property or have sold an interest in the property to a third party.  Before this occurs, we expect that we will have to complete current recommended exploration on the property, as well as additional exploration recommended by a geologist.

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the small business issuer's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Results Of Operations For Period Ending August 31, 2007

We have not earned any revenues from our incorporation on June 15, 2006 to August 31, 2007.  We do not anticipate earning revenues unless we enter into commercial production on the Elton property, which is doubtful.  We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the property, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $15,100 for the period from our inception on June 15, 2006 to August 31, 2007. These operating expenses were comprised of $7,500 for mineral property expenditures, $6,795 in professional fees, $55 in bank charges and interest, and $750 in transfer and filing fees.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities.  For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Description Of Property

We own a 100% interest in the mineral claim comprising the Elton property.  We do not own or lease any property other than the Elton property.

Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

*

Any of our directors or officers;

*

Any person proposed as a nominee for election as a director;

*

Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

*

Our sole promoter, Koah Kruse;

*

Any member of the immediate family of any of the foregoing persons.

Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for trading of our common stock on the over the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.  As well, there is no assurance that our stock may be resold at the offered price if and when an active secondary market might develop.  Even if developed, a public market for our securities may not be sustained.

We have not taken any steps to engage a market-marker to apply for quotation on the OTC Bulletin Board on our behalf.  If we are able to engage a market-maker, we anticipate that it will take approximately two months for our securities to be quoted on the OTC Bulletin Board following submission of the application.  However, there is no guarantee that our application will be approved.  Even if we obtain an OTC Bulletin Board quotation, there is no assurance that there will be a liquid market for our stock.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 31 registered shareholders.

Rule 144 Shares

A total of 5,000,000 shares of our common stock are available for resale to the public after March 9, 2008 in accordance with the volume and trading limitations of Rule 144 of the Act.  In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.

1% of the number of shares of our common stock then outstanding which, in our case, will equal 50,000 shares as of the date of this prospectus; or

2.

the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold  5,000,000 shares that may be sold pursuant to Rule 144.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.

we would not be able to pay our debts as they become due in the usual course of business; or

2.

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period ended May 31, 2007 and subsequent to that period to the date of this prospectus.

Annual Compensation

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation on Earnings	All other Compensation	Total
Koah Kruse President, CEO, Secretary & Director	2006/2007	$0	$0	None	None	None	None	None	$0

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Mr. Kruse.  We do not pay him any amount for acting as a director.

Financial Statements

Index to Financial Statements:

1.

Report of Independent Registered Public Accounting Firm;

2.

Balance Sheets as of August 31, 2007 (Unaudited) and May 31, 2007;

3.

Statements of Operations for the three months ended August 31, 2007 (Unaudited), for the period June 15, 2006 (Inception) to May 31, 2007, and cumulative from June 15, 2006 (Inception) to August 31, 2007 (Unaudited);

4.

Statements of Stockholders' Equity for the period June 15, 2006 (Inception) to May 31, 2007 and for the three months ended August 31, 2007 (Unaudited);

5.

Statements of Cash Flows for the three months ended August 31, 2007 (Unaudited), for the period June 15, 2006 (Inception) to May 31, 2007, and cumulative from June 15, 2006 (Inception) to August 31, 2007 (Unaudited); and

6.

Notes to Financial Statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Jupiter Resources Inc.

I have audited the accompanying balance sheet of Jupiter Resources Inc. (the “Company”), an exploration stage company, as of May 31, 2007 and the related statements of operations, stockholders’ equity, and cash flows for the period June 15, 2006 (inception) to May 31, 2007. These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of May 31, 2007 and the results of its operations and cash flows for the period June 15, 2006 (inception) to May 31, 2007 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, conditions exist which raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to this matter are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Michael T. Studer CPA P.C.

Freeport, New York

October 12, 2007

JUPITER RESOURCES INC.

(An Exploration Stage Company)

Balance Sheets

	August 31,	May 31,
	2007	2007
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash	$10,695	$5,721
Total Current Assets	10,695	5,721
Mineral interest acquisition costs, less reserve for
impairment of $7,500	-	-
Total Assets	$10,695	$5,721

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$795	$6,000
Total current liabilities	795	6,000
Stockholders' Equity
Common stock, $0.001 par value;
authorized 75,000,000 shares,
issued and outstanding 7,000,000 and 5,900,000 shares, respectively	7,000	5,900
Additional paid-in capital	18,000	8,100
Deficit accumulated during the exploration stage	(15,100)	(14,279)
Total stockholders' equity	9,900	(279)
Total Liabilities and Stockholders' Equity	$10,695	$5,721

See notes to financial statements.

JUPITER RESOURCES INC.

(An Exploration Stage Company)

Statements of Operations

	Three months ended August 31, 2007	Period June 15, 2006 (Inception) to May 31, 2007	Cumulative from June 15, 2006 (Inception) to August 31, 2007
	(Unaudited)	(Audited)	(Unaudited)
Revenue	$-	$-	$-
Total Revenue	-	-	-

Cost and expenses
General and administrative	821	6,779	7,600
Impairment of mineral interest acquisition costs	-	7,500	7,500
Total Costs and Expenses	821	14,279	15,100
Net Loss	$(821)	$(14,279)	$(15,100)

Net Loss per share
Basic and diluted	$(0.00)	$(0.01)

Number of common shares used to compute net loss per share
Basic and Diluted	6,769,021	1,339,316

See notes to financial statements.

JUPITER RESOURCES INC.

(An Exploration Stage Company)

Statements of Stockholders' Equity

For the period June 15, 2006 (Inception) to August 31, 2007

	Common Stock, $0.001 Par Value		Additional Paid-in Capital	Deficit Accumulated During the Exploration Stage	Total Stockholders' Equity
	Shares	Amount
Sales of Common stock;
- March 9, 2007 at $0.001	5,000,000	$5,000	$-	$-	$5,000
- March 30, 2007 at $0.01	650,000	650	5,850	-	6,500
- April 20, 2007 at $0.01	200,000	200	1,800	-	2,000
- May 17, 2007 at $0.01	50,000	50	450	-	500
Net loss for the period June 15, 2006 (inception) to May 31, 2007	-	-	-	(14,279)	(14,279)
Balance, May 31, 2007	5,900,000	5,900	8,100	(14,279)	(279)
Unaudited:
Sales of Common stock;
- June 15, 2007 at $0.01	650,000	650	5,850	-	6,500
- June 28, 2007 at $0.01	450,000	450	4,050	-	4,500
Net loss for the three months ended August 31, 2007	-	-	-	(821)	(821)
Balance, August 31, 2007 (Unaudited)	7,000,000	$7,000	$18,000	$(15,100)	$9,900

See notes to financial statements.

JUPITER RESOURCES INC.

(An Exploration Stage Company)

Statements of Cash Flows

	Three months ended August 31, 2007	Period June 15, 2006 (Inception) to May 31, 2007	Cumulative from June 15, 2006 (Inception) to August 31, 2007
	(Unaudited)	(Audited)	(Unaudited)
Net loss	$(821)	$(14,279)	$(15,100)
Adjustments to reconcile net loss to net cash
provided by (used for) operating activities:
Impairment of mineral interest acquisition costs	-	7,500	7,500
Changes in operating assets and liabilities
Accounts payable and accrued liabilities	(5,205)	6,000	795
Net cash provided by (used for) operating activities	(6,026)	(779)	(6,805)

Cash Flows from Investing Activities
Acquisition of mineral interest	-	(7,500)	(7,500)
Net Cash provided by (used for) investing activities	-	(7,500)	(7,500)

Cash Flows from Financing activities
Proceeds from sales of common stock	11,000	14,000	25,000
Net cash provided by (used for) financial activities	11,000	14,000	25,000

Increase (decrease) in cash	4,974	5,721	10,695
Cash, beginning of period	5,721	-	-

Cash, end of period	$10,695	$5,721	$10,695

Supplemental Disclosures of Cash Flow Information:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

See notes to financial statements.

JUPITER RESOURCES INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Three Months Ended August 31, 2007 (Unaudited) and

For the Period June 15, 2006 (Inception) to May 31, 2007 (Audited)

Note 1. Organization and Business Operations

Jupiter Resources Inc. (the “Company”) was incorporated in the State of Nevada on June 15, 2006. On March 27, 2007, the Company acquired a mineral property located in Vernon, British Columbia, Canada, and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of the amounts from the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to explore and develop the property, and upon future profitable production or proceeds from the sale thereof.

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $15,100 as at October 31, 2007 and further losses are anticipated in the development of its business, raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is development upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placements of common stock. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Note 2. Summary of Significant Accounting Policies

a)

Basis of Presentation

These financial statements are presented in accordance with accounting principles generally accepted in the United States and are expressed in U.S. dollars.

b)

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c)

Earnings per Share

The Company computes net loss per share in accordance with SFAS No. 128, “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic net loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted net loss per share gives effect to all dilutive potential common shares outstanding during the period. Diluted net loss per share excludes all potential common shares if their effect is anti-dilutive.

The Company has no potential dilutive instruments and accordingly basic net loss and diluted net loss per share are equal.

d)

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

e)

Mineral Interest Costs

Mineral interest acquisition costs are capitalized and reviewed periodically for impairment. Exploration and development costs are expensed until the establishment of proven and probable reserves. If and when proven and probable reserves are established and production is determined to be probable, subsequent exploration and development costs will be capitalized and depleted using the units-of-production method over the estimated proven and probable reserves. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

f)

Asset Retirement Obligations

The Company has adopted the provisions of SFAS No. 143, “Accounting for Asset Retirement Obligations”, which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets. As at August 31 and May 31, 2007, any potential costs relating to the retirement of Company’s mineral property interest has not yet been determined.

g)

Fair Value of Financial Instruments

The fair values of financial instruments, which consist of cash and accounts payable and accrued liabilities, approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The Company’s operations are in Canada which results in exposure to market risks from changes in foreign currency rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

h)

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax bases (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

At August 31, 2007 and May 31, 2007, a full deferred tax asset valuation allowance has been provided and no deferred tax asset has been recorded.

i)

Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52 “Foreign Currency Translation”, using the exchange rate prevailing at the balance sheet date. Gains and losses resulting from translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars.

j)

Stock-based Compensation

The Company will account for any stock-based compensation in accordance with SFAS No. 123R, “Share-Based Payment”, for employees and in accordance with SFAS No. 123, “Accounting for Stock-Based Compensation”, for nonemployees. Through November 30, 2007, the Company has not granted any stock options or engaged in any other stock-based compensation.

k)

Recently Issued Accounting Pronouncements

Certain accounting pronouncements have been issued by the FASB and other standard setting organizations which are not yet effective and have not yet been adopted by the Company. The impact on the Company’s financial position and results of operations from adoption of these pronouncements is not expected to be material.

l)

Interim Financial Information

The interim financial statements included herein as of August 31, 2007 and for the three months ended August 31, 2007 are unaudited. However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the interim financial information.

Note 3. Mineral Interest

On March 27, 2007, the Company acquired a 100% interest in one mineral claim located in the northwest of Vernon, British Columbia for total consideration of $7,500.

The mineral interest is held in trust for the Company by the vendor of the property. Upon request from the Company, the title will be recorded in the name of the Company with the appropriate mining recorder.

After a review of all relevant data relating to the mineral interest at May 31, 2007, the Company decided to record an impairment charge of $7,500 and reduced the carrying amount of the mineral interest acquisition costs to $0.

Note 4. Common Stock

The Company is authorized to issue 75,000,000 shares of common stock with a par value of $0.001 per share and no other class of shares is authorized.

On March 9, 2007, the Company sold 5,000,000 shares of common stock at a price of $0.001 per share for cash proceeds of $5,000.

On March 30, 2007, the Company sold 650,000 shares of common stock at a price of $0.01 per share for cash proceeds of $6,500.

On April 20, 2007, the Company sold 200,000 shares of common stock at a price of $0.01 per share for cash proceeds of $2,000.

On May 17, 2007, the Company sold 50,000 shares of common stock at a price of $0.01 per share for cash proceeds of $500.

On June 15, 2007, the Company sold 650,000 shares of common stock at a price of $0.01 per share for cash proceeds of $6,500.

On June 28, 2007, the Company sold 450,000 shares of common stock at a price of $0.01 per share for cash proceeds of $4,500.

At August 31, 2007 and May 31, 2007, no stock options, warrants, or other dilutive securities were outstanding.

Note 5. Income Taxes

The provision for income taxes (benefit) differs from the amount computed by applying the statutory United States federal income tax rate of 35% to income (loss) before income taxes. The sources of the difference follow:

	Three Months Ended August 31, 2007	Period June 15, 2006 (Inception) to May 31, 2007
	(Unaudited)
Expected tax at 35%	$(287)	$(4,998)
Increase in valuation allowance	287	4,998

Income tax provision	$-	$-

Significant components of the Company’s deferred income tax assets are as follows:

	August 31,	May 31,
	2007	2007
	(Unaudited)
Net operating loss carryforword	$5285	$4,998
Valuation allowance	(5,285)	(4,998)

Net deferred tax assets	$-	$-

Based on management’s present assessment, the Company has not yet determined it to be more likely than not that a deferred tax asset of $5,285 at August 31, 2007 attributable to the future utilization of the net operating loss carryforward of $15,100 will be realized. Accordingly, the Company has provided a 100% allowance against the deferred tax asset in the financial statements. The Company will continue to review this valuation allowance and make adjustments as appropriate. The net operating loss carryforward expires $14,279 in 2027 and $821 in 2028.

Current United States income tax laws limit the amount of loss available to offset against future taxable income when a substantial change on ownership occurs.  Therefore, the amount available to offset future taxable income may be limited.

Note 6. Planned Registration Statement

The Company plans to file a Registration Statement on Form SB-2 with the United States Securities and Exchange Commission to register 2,000,000 shares of common stock for resale by existing stockholders of the Company at $0.01 per share until the shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices. The Company will not receive any proceeds from the resale of shares of common stock by the shareholders.

Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

Until _________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)

a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)

a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)

a transaction from which the director derived an improper personal profit; and

(4)

willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)

such indemnification is expressly required to be made by law;

(2)

the proceeding was authorized by our Board of Directors;

(3)

such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)

such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$ 2.14
Transfer Agent Fees	$ 1000.00
Accounting and auditing fees and expenses	$ 6000.00
Legal fees and expenses	$4000.00
Edgar filing fees	$ 700.00
Total	$ 11,702.14

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales of Unregistered Securities

We completed an offering of 5,000,000 shares of our common stock at a price of $0.001 per share on March 9, 2007 to Koah Kruse, our President, Chief Executive Officer, Secretary and Treasurer. The total amount received from this offering was $5,000.

These shares were issued pursuant to Regulation S of the Securities Act.  Appropriate legends were affixed to the stock certificates representing these shares.

We completed an offering of 2,000,000 shares of our common stock at a price of $0.01 per share to a total of 30 purchasers on June 28, 2007.  The total amount received from this offering was $25,000.00.  We completed this offering pursuant to Regulation S of the Securities Act.  The purchasers were as follows:

Name of Shareholder	Number of Shares
Peter Oszcygiel	100,000
Aydin Killie	50,000
Travis Chad Forman	50,000
Kamiel Schwartz	100,000
Nathaniel Ganapathi	50,000
Camille Margesson	50,000
Sami Kruse	50,000
Jonathan Bell	50,000
Julie Pecarski	50,000
Irena Sakic	100,000
Tammy Gaskell	50,000
Natasha Bell	50,000
Sharlene Wark	50,000
Norman Wu	50,000
Nicola Potter	50,000
Seva Roberts	100,000
Christopher L. McCann	100,000
Yuka Akaike	50,000
Morgan Breuer	50,000
Brendhan Stowe	50,000
Linda Canderle	100,000
Ross Hwang	50,000
Alex Wong	50,000
Jillian Jensen	100,000
Oliver Spilborghs	50,000
Daniel Ramzan	50,000
Taresh Sachithanandan	50,000
Amelia Butler	100,000
Mike Weibe	100,000
Rownan Hicks	100,000

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates, nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

Exhibits

Exhibit
Number	Description

3.1	Articles of Incorporation
3.2	Bylaws
5.1	Legal opinion, with consent to use
10.1	Mineral Property Purchase Agreement dated March 27, 2007
23.1	Consent of Michael T. Studer, CPA, P.C.
23.2	Consent of Geological Consultant
99.1	Claims Location Map

The undersigned registrant hereby undertakes:

1.     To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(a)

include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration Statement; and

(c)

include any additional or changed material information on the plan of distribution.

2.     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.     To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.    That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i)  any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

    (ii)  any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

   (iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

   (iv) any other communication that is an offer in the offering made by us to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, at Vancouver, Province of British Columbia on December 19, 2007.

Jupiter Resources Inc.

By: /s/ Koah Kruse

Koah Kruse, President, Chief

Executive Officer, Secretary, Principal

Accounting Officer, Treasurer and Director

Power of Attorney

ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Koah Kruse, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Koah Kruse	President, Chief Executive	December 19, 2007
Officer, Secretary, Principal Accounting
Officer, Treasurer and Director
Koah Kruse